UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 11, 2009
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, NM  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01       Entry into a Material Definitive Agreement.

On May 12, 2009, the Company entered into a Fourth Amendment (the “Fourth Amendment”) to the Loan and Security Agreement with Bank of America, N.A., dated as of September 26, 2008 (the “Loan and Security Agreement”).  The Fourth Amendment amended the Loan and Security Agreement to, among other things, push out compliance under the fixed charge coverage ratio financial covenant until the fiscal quarter ending on March 31, 2010.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Fourth Amendment, which is attached hereto as Exhibit 10.1 to this report and is incorporated herein by reference.

ITEM 2.02                   Results of Operations and Financial Condition.

On May 11, 2009, EMCORE Corporation (the “Registrant”) issued a press release disclosing its unaudited financial results for the second quarter of fiscal 2009 ended March 31, 2009.  A copy of this press release is attached as Exhibit 99.1 to this Current Report.

The information in this Current Report, including Exhibit 99.1 hereto, shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.  Furthermore, the information in this Current Report, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

The information set forth above is intended to be furnished under this ITEM 2.02, “Results of Operations and Financial Condition” and under ITEM 7.01, “Regulation FD Disclosure”.

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Forward-looking statements:
The information provided herein may include forward–looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 relating to future events that involve risks and uncertainties. Such forward–looking statements include but are not limited to words such as "expects”, "anticipates”, "intends”, "plans”, believes”, and "estimates”, and variations of these words and similar expressions, identify these forward–looking statements. These forward–looking statements also include, without limitation, (a) any statements or implications regarding our ability to remain competitive and a leader in its industry, and the future growth of the Company, or the industry and the economy in general; (b) statements regarding the expected level and timing of benefits from our current cost reduction efforts, including (i) expected cost reductions and their impact on our financial performance, (ii) our ability to reduce operating expenses associated with recent acquisitions (iii) our continued leadership in technology and manufacturing in our markets, and (iv) the belief that the cost reduction efforts will not impact product development or manufacturing execution; (c) any statement or implication that the products described in this press release (i) will be successfully introduced or marketed, (ii) will be qualified and purchased by our customers, or (iii) will perform to any particular specifications or performance or reliability standards; (d) any and all guidance provided by us regarding its expected financial performance in future periods, including, without limitation, with respect to anticipated revenues for the third quarter of fiscal 2009. These forward–looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) the impact on the Company, our customers and our suppliers from the current worldwide economic crisis; (b) our cost reduction efforts may not be successful in achieving their expected benefits, (including, among other things, cost structure, gross margin and other profitability improvements), due to, among other things, shifts in product mix, selling price pressures, costs and delays related to product transfers to lower cost manufacturing locations and associated facility closures, integration difficulties, and execution concerns; (c) we may encounter difficulties in integrating recent acquisitions and as a result may sustain increased operating expenses, delays in commercializing new products, production difficulties associated with transferring products to our manufacturing facilities and disruption of customer relationships; (d) the failure of the products (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and, (iv) to successfully compete with products offered by our competitors; (e) we may not be successful in undertaking the steps currently planned in order to increase our liquidity; and (f) other risks and uncertainties described in our filings with the Securities and Exchange Commission such as cancellations, rescheduling or delays in product shipments; manufacturing capacity constraints; lengthy sales and qualification cycles; difficulties in the production process; changes in semiconductor industry growth; increased competition; delays in developing and commercializing new products; and other factors. The forward–looking statements contained in this press release are made as of the date hereof and we do not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward–looking statements.

ITEM 7.01       Regulation FD Disclosure.

See ITEM 2.02, “Results of Operations and Financial Condition” above.

ITEM 9.01       Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit Number	Description
10.1	Fourth Amendment to the Loan and Security Agreement with Bank of America, N.A., dated May 12, 2009
99.1	Press Release, dated May 11, 2009, issued by EMCORE Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: May 15, 2009	By: /s/ John M. Markovich Name: John M. Markovich Title: Chief Financial Officer